EXHIBIT 4(b)(20)


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED                                      $[ ]

No. FL-01                                       CUSIP #[ ]

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

                          1.5 YEAR NOTES LINKED TO THE

                       DOW JONES--AIG COMMODITY INDEX(SM)

                               DUE AUGUST 28, 2006

Interest Rate: *

Original Issue Date:  February 28, 2005          Redeemable On and After: N/A

Maturity Date:        August 28, 2006            Optional Repayment Date(s): N/A

Minimum
Denominations:        $1,000, increased in multiples of $1,000

* The Company will not make any periodic payments of interest or any other payments on the Notes until Maturity. At Maturity, the Company will pay the Cash Settlement Value (as defined below).

            THE BEAR STEARNS COMPANIES INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Cash Settlement Value on the maturity date shown above (the "Maturity Date").

            Payment of the Cash Settlement Value shall be made at the office or agency of the Trustee (as defined below) maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt.

            The Cash Settlement Value due at Maturity will be paid at Maturity in immediately available funds against presentation of this Note at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH ON THE FACE HEREOF.

            This Note shall be governed by and construed in accordance with the laws of the State of New York.

            This Note is one of the series of Medium-Term Notes, Series B, of the Company.

            Unless the certificate of authentication hereon has been executed by JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), the Trustee under the Indenture, or its successor thereunder by the manual signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                       THE BEAR STEARNS COMPANIES INC.


                                       By:
                                          ------------------------------------
                                            Executive Vice President and
                                            Chief Financial Officer

ATTEST:


-------------------------
Secretary

[Corporate Seal]

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                       JPMORGAN CHASE BANK, N.A., as Trustee


                                       By:
                                          -----------------------------
                                          Authorized Signature

                                [Reverse of Note]

                         THE BEAR STEARNS COMPANIES INC.

                           MEDIUM-TERM NOTE, SERIES B

                          1.5 YEAR NOTES LINKED TO THE

                       DOW JONES--AIG COMMODITY INDEX(SM)

                               DUE AUGUST 28, 2006

            This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the "Securities") of the Company of the series hereinafter specified, all such Securities issued and to be issued under the Indenture dated as of May 31, 1991, as amended (herein called the "Indenture") between the Company and JPMorgan Chase Bank, N.A. (formerly, The Chase Manhattan Bank), as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and limitations of rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This
Note is one of the series of the Securities designated as Medium-Term Notes, Series B (the "Notes"). The Notes of this series may be issued at various times with different maturity dates, redemption dates and different principal repayment provisions, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.

Certain Definitions

Index: ...................... means the Dow Jones--AIG Commodity Index(SM), as published by Dow Jones & Company, Inc ("Dow
                              Jones") and is calculated by Dow Jones in conjunction with AIG International Inc. ("AIGI").

Calculation Agent:........... means Bear, Stearns & Co. Inc.

Index Business Day:.......... means a day, as determined by the Calculation
                              Agent, on which the sum of the Commodity Index Percentages (as defined under "Description of the Index--Annual Reweightings and Rebalancings of the Index" in the Pricing Supplement, dated February 23, 2005, relative to the Notes) for the Index commodities that are open for trading is greater than 50%. The Calculation Agent may, in its sole discretion, add to or delete from the definition of "Index Business Day" any major exchange or market which commences or ceases to serve as a primary exchange or market upon which a commodity underlying the Index trades, or as an exchange upon which a futures contract, an option contract, or an option on a futures contract relating to the Index trades.

Initial Index Level:......... equals 154.02, the closing value of the Index on
                              February 23, 2005, the date the Notes were priced for initial sale to the public.

Final Index Level:........... will be determined by the Calculation  Agent and will equal the closing value of the Index on August 23, 2006, the "Calculation Date," or, if that day is not an Index Business Day, on the next Index Business Day.

Maturity Date:............... means, August 28, 2006, subject to postponement because of a Market Disruption Event (as defined below).

Cash Settlement Value

            At Maturity, the Company shall pay the "Cash Settlement Value," an amount in cash depending on the relation of the Final Index Level to the Initial Index Level:

                  (i) If the Final Index Level is greater than or equals the Initial Index Level, the Cash Settlement Value per each $1,000 principal amount of Notes will equal:



                                 [         (  Final Index Level      ) ]
              $1,000 + $1,000 x  [ 115% x  ( ------------------- - 1 ) ]
                                 [         ( Initial Index Level     ) ]


                  (ii) If the Final Index Level is less than the Initial Index Level, the Cash Settlement Value per each $1,000 principal amount of Notes will equal:

                              (  Final Index Level  )
                  $1,000 x    ( ------------------- )
                              ( Initial Index Level )


Discontinuance of the Index

            If Dow Jones and AIGI discontinue publication of the Index and they or another entity publish a successor or substitute index that the Calculation Agent determines, in its sole discretion, to be comparable to the discontinued Index (the new index being referred to as a "successor index"), then the Final Index Level will be determined by reference to the successor index at the close of trading on the relevant exchange or market for the successor index on the date that the Final Index Level is to be determined.

            If Dow Jones and AIGI discontinue publication of the Index prior to, and such discontinuance is continuing on, the date that the Final Index Level is to be determined and the Calculation Agent determines that no successor index is available at such time, then, on such date, the Calculation Agent will notify the Company and the Trustee, and will calculate the appropriate closing levels. The closing level of the Index will be computed by the Calculation Agent in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the closing level (or, if trading in the relevant commodities has been materially suspended or materially limited, its good faith estimate of the closing level that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each commodity most recently comprising the Index on the primary organized exchange or trading system on which such securities trade. "Closing level" means, with respect to any security on any date, the last reported sales price regular way on such date or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked price regular way on such date, in either case on the primary organized exchange or trading system on which such security is then listed or admitted to trading.

            If a successor index is selected, or the Calculation Agent calculates a value as a substitute for the Index as described above, that successor index or its closing level will be used as a substitute for the Index for all purposes, including for purposes of determining whether an Index Business Day or Market Disruption Event has occurred or exists.

Adjustments to the Index

            If at any time the method of calculating the Index or a successor index, or the Final Index Level thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such successor index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on the date that the Final Index Level is to be determined, make such calculations and adjustments as, in its good faith judgment, may be necessary in order to arrive at a level of a commodity index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made. The Calculation Agent will calculate the Final Index Level with reference to the Index or such successor index, as adjusted.

Market Disruption Events

            If there is a Market Disruption Event (a "Market Disruption Event") on the Calculation Date, the Calculation Date will be the first succeeding Index Business Day on which there is no Market Disruption Event, unless there is a Market Disruption Event on each of the two Index Business Days following the original date that, but for the Market Disruption Event, would have been the Calculation Date. In that case, the second Index Business Day will be deemed to be the Calculation Date, notwithstanding the Market Disruption Event and the Calculation Agent will determine the level of the Index on that second Index Business Day in accordance with the formula for and method of calculating the Index in effect prior to the Market Disruption Event using the exchange traded price of each commodity in the Index (or, if trading in any such commodity has been materially suspended or materially limited, the Calculation Agent's good faith estimate of the exchange traded price that would have prevailed but for such suspension or limitation) as of that second Index Business Day. As a result, the Maturity Date for the Notes may also be delayed for up to two consecutive Index Business Days.

            A Market Disruption Event means any of the following events, as determined by the Calculation Agent, in its sole discretion:

   o the termination or suspension of, or material limitation or disruption of trading for more than three hours in any futures contract used in the calculation of the Index or any successor index;

   o the official price as published by the futures exchange on which the Index commodity trades (the "settlement price") for any Index commodity has increased or decreased by the maximum permitted price change from the previous day's settlement price;

   o the failure of an exchange to publish a settlement price for any respective Index commodity;

   o with respect to any Index commodity that trades on the London Metal Exchange ("LME"), a business day on which the LME is not open for trading; or

   o in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with the Company's ability or the ability of any of the Company's affiliates to manage, enter into or unwind a hedge with respect to the Notes that the Company or its affiliates have effected or may effect.

The following events will not be Market Disruption Events:

   a) a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the futures exchange in which an Index commodity trades; or

   b) a decision to permanently discontinue trading in the option or futures contracts relating to the Index or Index commodity.

Redemption; Defeasance

            The Notes are not subject to redemption before Maturity, and are not subject to defeasance.

Events of Default and Acceleration

            If an Event of Default with respect to any Notes has occurred and is continuing, then the amount payable to the beneficial owner of a Note, upon any acceleration permitted by the Notes will be equal to the Cash Settlement Value as though the date of early repayment were the Maturity Date of the Notes, adjusted by an amount equal to any losses, expenses and costs to the Company of unwinding any underlying or related hedging or funding arrangements, all as determined by the Calculation Agent in its sole and absolute discretion.

Same-Day Settlement and Payment

            Payment of the Cash Settlement Value will be made in immediately available funds, so long as the Notes are maintained in book-entry form.

Calculation Agent

            All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on the Company and Holders of the Notes.

General

            If so specified on the face of this Note, this Note may be redeemed by the Company on and after the date so indicated on the face hereof. If no such date is set forth on the face hereof, this Note may not be redeemed prior to Maturity. On and after such date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part in increments of $1,000, at the option of the Company, at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the Redemption Date, on notice given, unless otherwise specified on the face hereof, not more than 60 nor less than 30 days prior to the Redemption Date. If less than all the Outstanding Notes having such terms as specified by the Company are to be redeemed, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date from the Outstanding Notes having such terms as specified by the Company not previously called for redemption, by such method as the Trustee shall deem fair and appropriate. The notice of such redemption shall specify which Notes are to be redeemed. In the event of redemption of this Note, in part only, a new Note or Notes in authorized denominations for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof.

            If so specified on the face of this Note, this Note will be subject to repayment at the option of the Holder hereof on the Optional Repayment Date(s). If no Optional Repayment Date is set forth on the face hereof, this Note may not be repaid at the option of the Holder prior to Maturity. On and after the Optional Repayment Date, if any, from which this Note may be repaid at the option of the Holder, this Note shall be repayable in whole or in part in increments of $1,000 at a repayment price equal to 100% of the principal amount to be repaid, together with interest thereon payable to the Optional Repayment Date. For this Note to be repaid in whole or in part at the option of the Holder hereof, the Trustee must receive not less than 30 nor more than 60 days prior to the Optional Repayment Date (i) this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the certificate number of this Note or a description of this Note's tenor or terms, the principal amount of this Note to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note with the form entitled "Option to Elect Repayment," which appears below, duly completed, will be received by the Trustee no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and this Note and such form duly completed are received by the Trustee by such fifth Business Day. Exercise of the repayment option shall be irrevocable.

            If any Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

            Holders of Securities may not enforce their rights pursuant to the Indenture or the Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Cash Settlement Value with respect to this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, and this Note duly executed by, the

Holder hereof or by his attorney duly authorized in writing and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Notes are issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denomination as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to the due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice of the contrary.

            The Cash Settlement Value payable with respect to this Note shall in no event be higher than the maximum rate, if any, permitted by applicable law.

            All capitalized terms used in this Note and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                         _______________________________

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM          -            as tenants in common

TEN ENT          -            as tenants by the entireties

JT TEN           -            as joint tenants with right of survivorship and
                              not as tenants in common

UNIF GIFT MIN ACT -           ___________________Custodian___________________
                                     (Cust)                     (Minor)
                                      Under Uniform Gifts to Minors Act

                              ________________________________________________
                                                 (State)

Additional abbreviations may also be used though not in the above list.
                     ____________________________________

                            OPTION TO ELECT REPAYMENT

            The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay this Note (or portion thereof specified below) pursuant to its terms on ____________, 20___ (the "Optional Repayment Date") at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

_______________________________________________________________________________

_______________________________________________________________________________
       (Please print or typewrite name and address of the undersigned.)

            For this Note to be repaid the Trustee must receive at 4 New York Plaza, New York, New York 10004, Attention: Debt Operations - 13th Floor, or at such other place or places of which the Company shall from time to time notify the Holder of this Note, not more than 60 days nor less than 30 days prior to the Optional Repayment Date, this Note with this "Option to Elect Repayment" form duly completed.

            If less than the entire principal amount of this Note is to be repaid, specify the portion thereof (which shall be increments of $1,000) which the Holder elects to have repaid: $_________________; and specify the denomination or denominations (which, unless a different minimum denomination is set forth on the face hereof, shall be $25,000 or an integral multiple of $1,000 in excess of $25,000) of the Notes to be issued to the Holder for the portion of this Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): $________________.

Date:_________________                       ________________________________
                                             Note: The signature to this Option
                                             to Elect Repayment must correspond
                                             with the same as written upon the
                                             face of this Note in every
                                             particular without alteration or
                                             enlargement.

                     ____________________________________

                                   ASSIGNMENT
                                   ----------

                       FOR VALUE RECEIVED, the undersigned
                 hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________________________________________________________

_________________________________________________________________ Attorney to
transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:_______________________      _____________________________________________

____________________________________
       (Signature Guarantee)